Exhibit No. 23.3
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in this Registration Statement on Form S‑8 of Altria Group, Inc. of our report dated August 4, 2014 relating to the consolidated financial statements of SABMiller plc, which appears in Altria Group, Inc.’s Annual Report on Form 10‑K/A Amendment No. 1 for the year ended December 31, 2013.

/s/PricewaterhouseCoopers LLP

London, United Kingdom

May 27, 2015